Exhibit 10.4
Amendment No. 4 to Goods Agreement ROC-P-68
This Amendment No. 4 (“the Amendment”) to the Goods Agreement ROC-P-68 (the “Agreement”) dated April 15, 1999 by and between International Business Machines Corporation (“IBM”) and Brocade Communications Systems Inc. (“Brocade-US”) is made and entered into this 30th day of March 2006 by and among Brocade-US, IBM and Brocade Communications Switzerland, SarL, a corporation organized under the laws of Switzerland and having its principal place of business at 29-31 Route de L’Aeorport, Geneva, Switzerland (“Brocade-Switzerland”).
WHEREAS, Statement of Work #1 to the Goods Agreement, as subsequently amended, covers all aspects of [**] and details both parties’ responsibilities and obligations in the areas of [**], it does not cover [**]
WHEREAS, IBM wishes to provide support to [**] if from time to time those end users request that IBM provide support to [**] without regard to whether [**].
WHEREAS, the parties wish to amend the Agreement to allow IBM to provide [**]
THEREFORE, in consideration of the above and the other respective promises of the parties set forth herein, the parties hereto agree as follows and such agreement is incorporated into the Agreement.
1)	The parties agree to add the following provisions to the Agreement as Section 9.7 [**]

9.7.1. Pricing and Payment. IBM requests that Brocade provide [**] products, and will purchase this support in accordance with the Brocade Service Pricing Work Sheet (“Brocade Pricing”) attached as Attachment 1, which may be updated by Brocade upon [**] days’ written notice to IBM. IBM understands that it will only be entitled to [**] for which it has paid the applicable support fee indicated on Attachment 1, and such support will only be entitled for the term of the support contract purchased.
1)	Procedure.
a.	The products must be the [**]. IBM will document the serial numbers of hardware and version of software for each product that will be supported. Brocade will [**], upon payment by IBM of the applicable maintenance and support fees.

b.	IBM agrees that it will escalate [**] and will [**] any [**] issues to Brocade. IBM also understands that [**] day replacement process, and the returned [**] branded, unless IBM agrees to pay an additional fee (to be determined) to convert [**].

c.	To register a [**] a physical PO should be provided to Brocade. A separate order should be submitted for each customer. Each order should include the customer name and location of the [**]s. Each order will be checked to verify the [**]. Orders should be sent to Brocade from a central office in each region. No more than 3 order submission points should be identified. If a spreadsheet is submitted with the Purchase Order the price on the PO must match the total on the spreadsheet. Any invalid [**] will be rejected and will not be supported.

d.	Brocade will send IBM a confirming email and invoice. Brocade will update any entitlement databases. Brocade will also provide [**] according to the Agreement.

e.	“[**]” refers to the [**], for issues that cannot reasonably be resolved by [**], such as [**]. [**] is provided through telephone and e-mail support during normal Brocade business hours and after-hours support for [**] problems. For more details, please refer to Brocade’s [**]
9.7.2. Disclaimer. Notwithstanding the foregoing, Brocade will have no obligation to provide support beyond the End of Service Life (“EOSL”) of any hardware or software product.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2) No Other Changes. All other terms and conditions of the Agreement shall remain unchanged.
3) Counterparts. This Amendment may be executed in two or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to the Agreement by their duly authorized representatives. Such execution of the Amendment may be in counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

Brocade Communications Systems, Inc.			International Business Machines Corporation
Systems, Inc.

By:	/s/ Ian Whiting		By:	/s/ Robert J. Tice

Print Name:	Ian Whiting		Print Name:	Robert J. Tice

Title:	VP, WW Sales		Title:	OEM Procurement GCM

Brocade Communications Switzerland, SarL.		.

By:	/s/ Kevin L. McKenna

Print Name:	Kevin L. McKenna

Title:	Director

Attachment 1